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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):

                       February 3, 2003 (February 3, 2003)


                          Mission Resources Corporation
               (Exact Name of Registrant as Specified in Charter)


          Delaware                  000-09498                 76-0437769
(State or Other Jurisdiction       (Commission              (IRS Employer
     of Incorporation)             File Number)          Identification No.)


                                   1331 Lamar
                                   Suite 1455
                            Houston, Texas 77010-3039
              (Address and Zip Code of Principal Executive Offices)


                                 (713) 495-3000
              (Registrant's telephone number, including area code)

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Item 5. Other Events.

     On February 3, 2003, Mission Resources Corporation (the "Company") issued a press release announcing that it received a Nasdaq Staff Determination on January 28, 2003, indicating that the Company had failed to comply with Nasdaq's minimum bid price requirement of $1.00 per share for continued listing of the Company's common stock on The Nasdaq National Market as set forth in Marketplace Rule 4450(a)(5), and that, as a result, the Company's common stock is subject to delisting from The Nasdaq National Market at the opening of business on February 6, 2003. The Company has requested an oral hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq Staff Determination. The hearing request will stay the delisting of the Company's common stock pending the Nasdaq Listing Qualifications Panel's decision. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     The delisting of the Company's common stock from Nasdaq may result in a reduction in some or all of the following, each of which may have a material adverse effect on its investors:

     .    the market price of the Company's common stock;

     .    the liquidity of the Company's common stock;

     . the number of institutional investors that will be allowed by their charter to invest or consider investing in the Company's common stock;

     . the number of investors in general that will consider investing in the Company's common stock;

     .    the number of market makers in the Company's common stock;

     . the availability of information concerning the trading prices and volume of the Company's common stock;

     . the number of broker-dealers willing to execute trades in shares of the Company's common stock; and

     . the Company's ability to obtain financing for the continuation of its operations.

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of business acquired.

         None.

     (b) Pro Forma Financial Information.

         None.

     (c) Exhibits.

         99.1 Press Release

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MISSION RESOURCES CORPORATION

Date: February 3, 2003                    By:   /s/ Richard W. Piacenti
                                             -----------------------------------
                                          Name:  Richard W. Piacenti
                                          Title: Senior Vice President and Chief
                                          Financial Officer